Exhibit 99.2

Q2 ‘21 Earnings Results (NYSE: STAR)

Statements in this presentation which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020. In assessing all forward-looking statements herein, readers are urged to read carefully all cautionary statements in our Form 10-K. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the effect of the COVID-19 pandemic on our business and growth prospects, the performance of SAFE, the Company’s ability to grow its ground lease business directly and through SAFE, sales of all or a portion of its net lease portfolio, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions and asset impairments, the market demand for legacy assets the Company seeks to sell and the pricing and timing of such sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, the Company’s ability to generate income and gains from its portfolio and other risks detailed in “Risk Factors” in our 2020 Annual Report on Form 10-K, and any updates thereto made in our subsequent fillings with the SEC. Important Note re COVID-19: Readers of this presentation are cautioned that, due to the uncertainty created by the COVID-19 pandemic, our results for the first quarter may not be indicative of our future results. Readers are urged to read our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 when it is filed with the SEC for a more fulsome discussion of our first quarter results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections included therein. Note: Please refer to the “Glossary” section in the Appendix for a list of defined terms and metrics. Forward-Looking Statements and Other Matters 1 Investor Relations Contact Jason Fooks Senior Vice President 212.930.9400 investors@istar.com

I. Q2 ‘21 Highlights 2

Highlights 3 (1) Market value of iStar’s investment in Safehold is $2,764m, calculated as iStar’s ownership of 35.2m shares of SAFE at the June 30, 2021 closing stock price of $78.50. Unrealized gain is calculated as the difference between the $2,764m market value and the $1,018m Gross Book Value of iStar’s investment in Safehold. (2) Calculated using market value of iStar’s ownership of SAFE of 35.2m shares at the June 30, 2021 closing stock price of $78.50. $5.1b Unencumbered Assets(2) BB Credit Rating Upgrade by Fitch $34m Legacy Asset Sales Proceeds $167m Legacy Asset Sales Proceeds Subsequent to Quarter End $1.7b Unrealized Gain(1) $222m Investment Activity at Safehold Scale Safehold Strengthen Balance Sheet Simplify Business

$1.9b Market Value(1) $2.8b Market Value(1) $0.9b Gross Book Value $1.0b Gross Book Value Q2 '20 Q2 '21 Safehold Progress 4 $684m Unrealized Gain Increase (1) Q2 ‘21 market value of iStar’s investment in Safehold is $2,764m calculated as iStar’s ownership of 35.2m shares of SAFE at the June 30, 2021 closing stock price of $78.50. Q2 ‘20 market value of iStar’s investment in Safehold is $1,923m, calculated as iStar’s ownership of 33.4m shares of SAFE at the June 30, 2020 closing stock price of $57.49. $1.7b Unrealized Gain iStar’s Investment in Safehold $222m Q2 ‘21 New Investment Activity at Safehold $400m of 2.8% Senior Notes due 2031 Issued by Safehold $374m Q2 ‘21 UCA Growth Ground Lease Plus $1.1b Unrealized Gain

Asbury Park $252m 55% Magnolia Green $110m 24% Grand Vista $97m 21% GBV Land & Development $266m Operating Properties $193m Legacy Asset Progress Short-Term Assets Long-Term Assets 5 $34m Q2 ‘21 Legacy Asset Sales Proceeds $167m Sales Proceeds Subsequent to Quarter End Count: 17 Assets Avg. GBV: $12m GBV Land & Development $140m Operating Properties $59m $459m Gross Book Value $199m Gross Book Value Assets highlighted in green have been sold subsequent to the end of the second quarter

Investment Activity 6 $111m Ground Lease Plus, Loan and Net Lease Fundings $20m STAR Share Repurchases $7m Legacy CapEx $25m Investment in SAFE $163m

$6.5b Diversified Portfolio Note: Figures based on Gross Book Value of the Company’s total investment portfolio and includes 100% of the assets of iStar’s consolidated joint ventures and the carrying value of iStar’s investment in non-consolidated joint ventures and affiliates. (1) SAFE market value is calculated as iStar’s ownership of 35.2m shares of SAFE at the June 30, 2021 closing stock price of $78.50. 7 SAFE $2,764m 43% Net Lease $2,369m 36% RE Finance $460m 7% Land & Development $406m 6% Operating Properties $307m 5% Cash $155m 2% Strategic Investments $87m 1% Business Line(1) Northeast $2,142m 33% West $1,124m 17% Mid Atlantic $976m 15% Southwest $717m 11% Southeast $649m 10% Central $595m 9% Various $190m 3% Cash $155m 2% Geographic Region(1) Ground Leases $2,869m 44% Entertainment / Leisure $1,048m 16% Office $871m 13% Industrial / Lab $587m 9% Land $330m 5% Hotel $231m 3% Multifamily $178m 3% Cash $155m 2% Condo $137m 2% Retail $103m 2% Other $39m 1% Property Type(1)

Earnings Results 8 Q2 ‘21 Q2 ‘20 Y/Y ∆ Net Income (Loss) (Allocable to Common Shareholders) ($19.5m) ($23.3m) +$3.8m W.A. Shares (Diluted) 72.9m 76.2m EPS (Loss) (Diluted) ($0.27) ($0.31) +$0.04 Adj. Earnings (Loss) (Allocable to Common Shareholders) $12.0m ($2.9m) +$14.9m W.A. Shares (Diluted) 77.8m 76.2m AEPS (Loss) (Diluted) $0.15 ($0.04) +$0.19 Note: Please refer to the “Adjusted Earnings Reconciliation” section of the Appendix for more information with regard to the calculation of this metric.

Equity Value per Share Adj. Common Equity per Share(1) (Gross of Depreciation, Amortization and CECL Allowance) Common Equity per Share(1) (Net of Depreciation, Amortization and CECL Allowance) (w/ SAFE MTM) (2) Note: Q2 ‘21 SAFE mark-to-market value of iStar’s investment in Safehold is $2,764m, calculated as iStar’s ownership of 35.2m shares of SAFE at the June 30, 2021 closing stock price of $78.50. Q2 ‘20 SAFE mark-to-market value of iStar’s investment in Safehold is $1,923m calculated as iStar’s ownership of 33.4m shares of SAFE at the June 30, 2020 closing stock price of $57.49. (1) Presented diluted for the 2022 3.125% convertible notes which were “in the money” on June 30, 2021 based on the conversion ratio of 71.2325 shares per $1,000 of principal (a strike price of $14.04 per share) using the Q2 ’21 average closing stock price. The convertible notes were “out of the money” on June 30, 2020 . (2) A portion of the profits realized on iStar’s investment portfolio, including its investment in SAFE, is allocable to iPip, iStar’s shareholder-approved long-term incentive plan. Additional information on iStar’s iPip can be found in the 2020 Annual Report on Form 10-K and its 2021 Proxy Statement, both of which are available on our website. 9 (w/ SAFE MTM) (2) (w/ SAFE MTM) (2) (w/ SAFE MTM) (2) $26.79 $34.37 $12.72 $11.72 Q2 '20 Q2 '21 $22.50 $29.59 $8.16 $6.57 Q2 '20 Q2 '21

II. Portfolio Overview 10

Safehold (NYSE: SAFE) 11 Note: $ in millions. Graphs of SAFE’s underlying portfolio are presented in Gross Book Value totaling $3,524m and excludes $23m of forward commitments. Please refer to the SAFE Earnings Presentation dated July 22, 2021, available on SAFE’s website for a Glossary of defined terms. (1) iStar’s discretionary voting in SAFE is capped at 41.9% and will vote remaining shares with respect to any matter in the same proportions as SAFE’s non-iStar shareholders.  iStar’s investment in SAFE — 35.2m shares (66.0% of shares outstanding)(1) — Gross Book Value of $1,018m or $28.90 per share — Market value of SAFE shares owned by iStar is $2.8b based on closing price of $78.50 per share on June 30, 2021 Q2 ‘21 Revenue $44.2m Net Income $14.7m EPS $0.28 SAFE Earnings >60 yrs 90% <20 yrs 6% 20-60 yrs 4% Lease Term Remaining (w/ Extensions) Office $1,921m 54% Multifamily $997m 28% Hotel $586m 17% Other $20m 1% Property Type Northeast $1,457m 41% West $787m 22% Mid Atlantic $594m 17% Southeast $342m 10% Southwest $261m 7% Central $83m 3% Geographic Region

Note: $ in millions. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. Net Lease Consolidated Assets 12 Wholly-Owned (100% Ownership) Net Lease Venture I (51.9% Ownership) Total Consolidated Gross Book Value $1,367m $908m $2,275m Occupancy 98.9% 100.0% 99.3% Square Feet (000s) 9,671 5,749 15,420 W.A. Remaining Lease Term 19.5 yrs 15.8 yrs 18.0 yrs W.A. Yield 7.4% 8.1% 7.7% < 1 year 1% 1-5 years 14% 5-10 years 6% > 10 years 79% W.A. Remaining Lease Term Northeast $528m 23% Southwest $414m 18% Central $406m 18% Mid Atlantic $371m 16% Southeast $285m 13% West $264m 12% Various $7m 0% Geographic Region Entertainment / Leisure $1,031m 45% Office $807m 35% Industrial / Lab $332m 15% Ground Lease $105m 5% Property Type

Note: $ in millions. Table and pie charts presented at the venture level. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. Net Lease Venture II 13 Net Lease Venture II (51.9% Ownership) Gross Book Value $324m Occupancy 100.0% Square Feet (000s) 3,302 W.A. Remaining Lease Term 12.6 yrs W.A. Yield 9.1% Net Lease Venture II is unconsolidated and 51.9% owned by iStar. Presented here at the venture level. Southeast $171m 53% Mid Atlantic $84m 26% West $69m 21% Geographic Region Industrial / Lab $286m 88% Office $38m 12% Property Type 1-5 years 39% 5-10 years 10% > 10 years 51% W.A. Remaining Lease Term

Top Net Lease Assets

Top 10 net lease assets, which represent a total of $1.7b of Gross Book Value, or 64% of the aggregate $2.6b of Gross Book Value of the combined wholly-owned, NLJV I and NLJV II portfolios

Tenant (Sorted by GBV)	Property Type	Location	Portfolio	Inv. Grade	Lease Term Remaining	Annualized Base Rent	Contractual Rent Escalator
Bowlero (2 Master Leases)	Entertainment	148 Locations	Wholly-Owned		25.9 yrs	$32.6m[1]	Fixed Bumps
Bowlero (Master Lease)	Entertainment	58 Locations	NLJV I		23.3 yrs	$18.4m	Fixed Bumps
McCormick & Co.	Office	Cockeysville, MD	NLJV I	*	12.8 yrs	$11.2m	Fixed Bumps
Cox Automotive	Office	North Hills, NY	NLJV I	*	13.0 yrs	$8.2m	Fixed Bumps w/ CPI Adjustments
Indeed	Office	Austin, TX	Wholly-Owned	*	12.5 yrs	$10.6m	Fixed Bumps
AMC Theaters (Master Lease)	Entertainment	4 Locations	Wholly-Owned		13.6 yrs	$8.1m	Fixed Bumps + % Rent
NYSE-Listed Transportation Services Company	Industrial	2 Locations	NLJV II		24.4 yrs	$7.9m	Fixed Bumps
Leading Financial Services Company	Office	Jersey City, NJ	Wholly-Owned	*	11.5 yrs	$10.1m	Fixed Bumps
AT&T	Office	Oakton, VA	NLJV I	*	4.4 yrs	$7.2m	Fixed Bumps
Bellisio Foods	Industrial	Jackson, OH	NLJV I		24.4 yrs	$6.7m	Capped CPI Adjustments
Total/W.A.					**19.1 yrs**	**$121.2m**	

Note: Sorted by Gross Book Value, based on the value of the asset assuming 100% ownership. Annualized Base Rent (ABR) represents annualized cash rent assuming 100% ownership. iStar's equity interest in each of NLJV I and II is 51.9%.

(1) Bowlero's annualized base rent (ABR) represents the contractual annualized base rent under the terms of the current lease. iStar reached an agreement with Bowlero to defer a total of $23 million of rent owed during the period from October 2020 to June 2021, of which $7.6m of rent was deferred in Q2 '21. The deferred rent will accrue with interest to be repaid over two years commencing January 1, 2023. The ABR is presented as the next twelve-month rent following the deferral period.

iStar 14

Real Estate Finance Note: $ in millions. Excludes loan receivable included in other lending investments and CECL allowances. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. (1) Includes $47m pro rata share of loans held within a joint venture. (2) Excludes nonperforming loans. 15 Loans ($) W.A. W.A. Yield W.A. Maturity Last $ LTV (yrs) First mortgages / Senior debt (1) $231m 65% 8.7% 0.6 Mezzanine / Subordinated debt 51m 69% 9.7% 6.3 Other lending investments 122m - 6.6% 7.5 Total Performing Loans $404m 66% 8.2% 3.4 NPL 56m Total Real Estate Finance $460m Hotel $147m 32% Multifamily $119m 26% Retail $60m 13% Office $52m 11% Condo $42m 9% Other $28m 6% Land $12m 3% Property Type Floating 57% Fixed 43% Rate Type(2) Northeast $151m 33% West $139m 30% Various $94m 21% Central $47m 10% Southeast $29m 6% Geographic Region

III. Capital Structure 16

Credit Metrics 17 Note: Figures are presented using the SAFE mark-to-market value of iStar’s investment in Safehold. Q2 ‘21 market value is $2,764m, calculated as iStar’s ownership of 35.2m shares of SAFE at the June 30, 2021 closing stock price of $78.50. (1) Leverage is calculated as the ratio of debt, net of cash, to adjusted total equity gross of non-controlling interests, or “NCI”, and applying the SAFE MTM adjustment. Please refer to the “Capital Structure Overview” section of the presentation for more information. (2) Includes only iStar’s share of NLJV I debt. Unencumbered Asset Base Unsecured Debt / Total Debt(2) UA / UD Leverage(1) $5.1b 2.4x 1.2x 1.6x 1.0x 69%

Capital Structure Overview Note: Please refer to the “Adjusted Common Equity Reconciliation” section of the Appendix for more information. (1) SAFE mark-to-market calculations based on the June 30, 2021 closing stock price of $78.50 with respect to 35.2m shares held by iStar. (2) Corporate leverage is the ratio of total debt less cash and cash equivalents divided by Adjusted Total Equity, gross of NCI. (3) Includes accumulated depreciation, amortization, CECL allowance, and iStar’s proportionate share of accumulated depreciation and amortization relating to equity method investments. (4) Includes $41m of the proportionate share of accumulated depreciation and amortization relating to noncontrolling interests. (5) Represents liquidation preference of preferred equity. (6) Presented diluted for the 2022 3.125% convertible notes which were “in the money” on June 30, 2021 based on their current conversion ratio of 71.2325 shares per $1,000 of principal, which represents a strike price of $14.04 per share using the Q2 ‘21 average closing stock price. (7) Includes $481m of consolidated, asset-specific non-recourse mortgage debt of NLJV I. (8) Debt is presented net of fees and discounts. Preferred Equity - $305m(5) Adjusted Total Equity $1.4b Total Debt $3.3b(8) Noncontrolling Interest - $238m(4) Adjusted Common Equity $904m Secured Debt $1.2b(7) 18 Common Equity $507m Acc. D&A/CECL Allow. - $397m(3) Credit Metrics 6/30/21 SAFE MTM(1) Cash $155m $155m Debt, net of cash $3,135m $3,135m Total Equity, gross of NCI $1,009m $2,784m Adj. Total Equity, gross of NCI $1,447m $3,193m Leverage(2) 2.2x 1.0x Shares Shares Outstanding(6) 77.1m 77.1m Common Equity $507m $2,282m Common Equity per Share $6.57 $29.59 Adj. Common Equity $904m $2,650m Adj. Common Equity per Share $11.72 $34.37 Liquidity Cash $155m Revolving Credit Facility Availability $342m Total Liquidity $497m Senior Unsecured Debt $2.1b As of 6/30/21

$775m $550m $400m $100m $492m $288m Unsecured Debt Secured Term Loan Convertible Notes Debt Profile 2022(1) Sep. $288m 3.125% 2023 Jun. $492m L + 275 2024 Oct. $775m 4.75% 2025 Aug. $550m 4.25% 2026 Feb. $400m 5.50% 2035 Oct. $100m L + 150 Non-Recourse Mortgage Financings(2) Various / W.A. $710m 4.43% Total / W.A.(3) $3,315m 4.17% Corporate Debt Maturity Profile Note: $ in millions. Excludes extension options and revolving credit facility which was undrawn as of June 30, 2021. (1) The 2022 3.125% convertible notes were “in the money” on June 30, 2021 with a conversion price of $14.04 per share and a conversion of 71.2325 shares per $1,000 of principal using the Q2 ‘21 average closing stock price. (2) Represents individual non-recourse mortgages on net lease assets, including consolidated mortgage debt on assets held by NLJV I. (3) Rates presented after giving effect to interest rate hedges. 19 BB Fitch Credit Rating Upgrade Stable S&P Upwardly Revised Outlook 3.8 years w.a. debt maturity

IV. Appendix 20

Consolidated Statements of Operations Note: $ in thousands. 21 Three Months Six Months Ended June 30, Ended June 30, 2021 2020 2021 2020 Revenues Operating lease income $45,544 $46,812 $92,988 $94,158 Interest income 8,973 15,439 19,623 32,655 Interest income from sales-type leases 8,689 8,295 17,316 16,650 Other income 10,064 10,292 24,354 30,660 Land development revenue 32,318 15,577 64,567 95,752 Total revenues $105,588 $96,415 $218,848 $269,875 Cost and Expenses Interest expense $39,417 $41,950 $78,980 $85,341 Real estate expense 18,289 14,276 35,183 36,774 Land development cost of sales 30,803 16,287 60,126 93,346 Depreciation and amortization 14,660 14,300 30,115 28,786 General and administrative 15,603 14,254 31,534 32,256 General and administrative – stock-based compensation 14,791 4,744 20,299 21,014 (Recovery of) provision for loan losses (2,263) 2,067 (6,057) 6,070 (Recovery of) provision for losses on net investment in leases (265) 534 (1,866) 1,826 Impairment of assets - 4,783 1,785 6,491 Other expense 211 203 464 277 Total costs and expenses $131,246 $113,398 $250,563 $312,181 Income from sales of real estate 2,210 62 2,822 62 Loss from operations before earnings from equity method investments and other items ($23,448) ($16,921) ($28,893) ($42,244) Earnings from equity method investments 12,697 2,586 25,466 19,198 Income tax expense (665) (28) - (88) Loss on early extinguishment of debt, net - - - (4,115) Net loss ($11,416) ($14,363) ($3,427) ($27,249) Net (income) attributable to noncontrolling interests (2,253) (3,098) (4,773) (5,789) Net loss attributable to iStar ($13,669) ($17,461) ($8,200) ($33,038) Preferred dividends (5,874) (5,874) (11,748) (11,748) Net loss allocable to common shareholders ($19,543) ($23,335) ($19,948) ($44,786)

Earnings per Share Note: In thousands, except per share data. (1) Allocable to common shareholders after the effect of preferred dividends, non-controlling interests and income from sales of real estate. 22 Three Months Six Months Ended June 30, Ended June 30, Earnings Information for Common Shares 2021 2020 2021 2020 Net income (loss)(1) Basic ($0.27) ($0.31) ($0.27) ($0.58) Diluted ($0.27) ($0.31) ($0.27) ($0.58) Adjusted earnings (loss) Basic $0.16 ($0.04) $0.47 $0.10 Diluted $0.15 ($0.04) $0.45 $0.10 Weighted average shares outstanding Basic 72,872 76,232 73,374 76,838 Diluted (for net income) 72,872 76,232 73,374 76,838 Diluted (for adjusted earnings) 77,774 76,232 77,369 76,995 Common shares outstanding at the end of period 72,419 75,559 72,419 75,559

Adjusted Earnings Reconciliation 23 Three Months Six Months Ended June 30, Ended June 30, 2021 2020 2021 2020 Net income (loss) allocable to common shareholders ($19,543) ($23,335) ($19,948) ($44,786) Add: Depreciation and amortization 16,712 15,675 34,341 30,731 Add: Stock-based compensation expense 14,791 4,744 20,299 21,014 Add: Non-cash loss on early extinguishment of debt/preferred - - - 799 Adjusted earnings (loss) allocable to common shareholders $11,960 ($2,916) $34,692 $7,758 Note: $ in thousands. In 2019, we announced a new business strategy that would focus our management personnel and our investment resources primarily on scaling our Ground Lease platform. As part of this strategy, we accelerated the monetization of legacy assets, reducing our legacy portfolio to approximately 14% of our overall portfolio as of June 30, 2021, and deployed a substantial portion of the proceeds into additional investments in SAFE and new loan and net lease originations relating to the Ground Lease business. Adjusted earnings is a non-GAAP metric management uses to assess our execution of this strategy and the performance of our operations. Adjusted earnings reflects impairment charges and loan provisions in the same period in which they are recognized in net income (loss) prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted earnings is used internally as a supplemental performance measure adjusting for certain items to give management a view of income more directly derived from operating activities in the period in which they occur. Adjusted earnings is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, including our proportionate share of depreciation and amortization from equity method investments and excluding depreciation and amortization allocable to noncontrolling interests, stock-based compensation expense, the non-cash portion of loss on early extinguishment of debt and the liquidation preference recorded as a premium above book value on the redemption of preferred stock (“Adjusted Earnings”). Adjusted Earnings should be examined in conjunction with net income (loss) as shown in our consolidated statements of operations. Adjusted Earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Earnings indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Earnings is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance. It should be noted that our manner of calculating Adjusted Earnings may differ from the calculations of similarly-titled measures by other companies.

Consolidated Balance Sheets Note: $ in thousands. 24 As of As of June 30, 2021 December 31, 2020 Assets Real Estate Real estate, at cost $1,657,173 $1,752,053 Less: accumulated depreciation (290,167) (267,772) Real estate, net 1,367,006 1,484,281 Real estate available and held for sale 99,201 5,212 Total real estate 1,466,207 1,489,493 Net investment in leases 477,798 429,101 Land and development, net 381,719 430,663 Loans receivable and other lending investments, net 454,960 732,330 Loan receivable held for sale 62,525 - Other investments 1,275,954 1,176,560 Cash and cash equivalents 154,941 98,633 Finance lease right of use assets 142,985 143,727 Accrued interest and operating lease income receivable, net 7,328 10,061 Deferred operating lease income receivable, net 63,339 58,128 Deferred expenses and other assets, net 279,894 293,112 Total Assets $4,767,650 $4,861,808 Liabilities and Equity Accounts payable, accrued expenses, and other liabilities $315,337 $317,402 Finance lease liabilities 151,925 150,520 Liabilities associated with properties held for sale 2,201 27 Loan participations payable, net - 42,501 Debt obligations, net 3,289,481 3,286,975 Total Liabilities $3,758,944 $3,797,425 Total iStar shareholders’ equity $811,554 $870,969 Noncontrolling interests 197,152 193,414 Total Equity $1,008,706 $1,064,383 Total Liabilities and Equity $4,767,650 $4,861,808

Adjusted Common Equity Reconciliation

	As of June 30, 2021	As of June 30, 2020
Total shareholders' equity	$811,554	$921,932
Less: Liquidation preference of preferred stock	(305,000)	(305,000)
Common shareholders equity	$506,554	$616,932
Add: Accumulated depreciation and amortization[1]	318,840	278,455
Add: Proportionate share of depreciation and amortization within equity method investments	61,757	38,784
Add: CECL allowance	16,557	27,213
Adjusted common equity	**$903,708**	**$961,384**
Common shares outstanding – basic	72,419	75,559
Common shares outstanding – convertible dilution[2]	77,120	75,559
Common equity per share with convertible dilution[2]	$6.57	$8.16
Common equity per share with SAFE MTM and convertible dilution[2]	$29.59	$22.50
Adjusted common equity per share with convertible dilution[2]	$11.72	$12.72
Adjusted common equity per share with SAFE MTM and convertible dilution[2]	$34.37	$26.79

Note: Amounts in thousands, except for per share data. Q2 '21 SAFE mark-to-market value of iStar's investment in Safehold is $2,764m, calculated as iStar's ownership of 35.2m shares of SAFE at the June 30, 2021 closing stock price of $78.50. Q2 '20 SAFE mark-to-market value of iStar's investment in Safehold is $1,923m calculated as iStar's ownership of 33.4m shares of SAFE at the June 30, 2020 closing stock price of $57.49. We use adjusted common equity, a non-GAAP financial measure, as a supplemental measure to give management a view of equity allocable to common shareholders prior to the impact of certain non-cash GAAP measures. Management believes that adjusted common equity provides a useful measure for investors to consider in addition to total shareholders equity because cumulative effect of depreciation and amortization expenses and CECL allowances calculated under GAAP may not necessarily reflect an actual reduction in the value of the Company's assets. Adjusted common equity should be examined in conjunction with total shareholders' equity as shown on the Company's consolidated balance sheet. Adjusted common equity should not be considered an alternative to total shareholders' equity (determined in accordance with GAAP), nor is adjusted common equity indicative of funds available for distribution to shareholders. It should be noted that our manner of calculating adjusted common equity may differ from the calculations of similarly-titled measures by other companies.

(1) Net of amounts allocable to non-controlling interests and includes accumulated depreciation and amortization associated with real estate available and held for sale.

(2) Presented diluted for the 2022 3.125% convertible notes which were "in the money" on June 30, 2021 based on their current conversion ratio of 71.2325 shares per $1,000 of principal, which represents a strike price of $14.04 per share using the Q2 '21 average closing stock price. The convertible notes were "out of the money" on June 30, 2020.

iStar

25

Q2 '21 Gross Book Value Reconciliation

	Real Estate Finance	Net Lease	Operating Properties	Land & Development	Corporate / Other	Total
Real estate, net	-	$1,273	$94	-	-	$1,367
Real estate available and held for sale	-	-	99	-	-	99
Net investment in leases	-	478	-	-	-	478
Land and development, net	-	-	-	382	-	382
Loans receivable and other lending investments, net	408	47	-	-	-	455
Loan receivable held for sale	-	63	-	-	-	63
Real estate-related intangibles, net	-	102	3	-	-	105
Other investments	47	1,073	55	14	87	1,276
Net Book Value	**$455**	**$3,036**	**$251**	**$395**	**$87**	**$4,224**
Add: Accumulated depreciation and CECL allowance	6	280	20	11	-	317
Add: Accumulated amortization related to intangibles	-	32	12	-	-	44
Add: Proportionate share of joint venture accumulated depreciation and amortization	-	38	24	-	-	62
Gross Book Value	**$460**	**$3,387**	**$307**	**$406**	**$87**	**$4,646**
Add: Cash	-	-	-	-	155	155
Add: SAFE MTM[1]	-	1,747	-	-	-	1,747
Portfolio Gross Book Value	**$460**	**$5,133**	**$307**	**$406**	**$242**	**$6,548**

iStar

Note: $ in millions. Figures in this table may not foot due to rounding.
(1) Market value of iStar's investment in Safehold is $2,764m, calculated as iStar's ownership of 35.2m shares of SAFE at the June 30, 2021 closing stock price of $78.50. Unrealized gain is calculated as the difference between the $2,764m market value and the $1,018m Gross Book Value of iStar's investment in Safehold.

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Glossary Annualized Base Rent (ABR) Contractual cash base rent for the current quarter, annualized. Funding / Capex (Net Lease, Operating Properties, Land & Development) Acquisition price, capitalized acquisition costs, capital expenditures, contributions to equity method investments, capitalized payroll and capitalized interest. Funding / Capex (Real Estate Finance) Cash funded on loans, plus deferred interest capitalized to the loan balance, exclusive of original issued discount, origination and arrangement fees held back at origination. Gross Book Value (Net Lease, Operating Properties, Land & Development) Basis assigned to physical real estate property (land & building), net of any impairments taken after acquisition date and net of basis reductions associated with unit / parcel sales, plus our basis in equity method investments, plus lease related intangibles, capitalized leasing costs and excluding accumulated depreciation and amortization, and for equity method investments, excluding the effect of our share of accumulated depreciation and amortization. Gross Book Value (Real Estate Finance) Principal funded including any deferred capitalized interest receivable, plus protective advances, exit fee receivables and any unamortized origination / modification costs, plus our basis in equity method investments, less purchase discounts and specific reserves. This amount is not reduced for CECL allowances. Net Book Value (Net Lease, Operating Properties, Land & Development) Gross Book Value net of accumulated depreciation and amortization. Net Book Value (Real Estate Finance) Gross Book Value for Real Estate Finance less CECL allowances. Proceeds (Net Lease, Operating Properties, Land & Development) Includes sales price for assets sold, less selling costs, less seller financing plus return of capital and distributed proceeds arising from sales within our equity method investments. Proceeds (Real Estate Finance) Collection of principal, deferred and capitalized interest, exit fees, origination fees previously netted against principal at inception, or original issue discount. Includes proceeds from sales of securities. Yield (Net Lease) Calculated as GAAP operating lease income less operating expenses for the quarter, annualized, divided by the average Gross Book Value during the quarter. Yield (Real Estate Finance) Interest income, for the quarter, annualized, divided by the average Gross Book Value of Real Estate Finance. 27 Disclaimer: Set forth in the Glossary are the current definitions of certain items that we use in this presentation. This Glossary is intended to facilitate a reader’s understanding of this presentation. There can be no assurance that we will not modify these terms in future presentations as we deem necessary or appropriate.